UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey		08830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-4722

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2016, EMRISE Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with its wholly-owned subsidiary, CXR Anderson Jacobson S.A.S., a company organized under the laws of France (“CXR-AJ”), and Carmine T. and Georgeann Oliva (collectively, the “Purchaser”), pursuant to which the Company sold all of the issued and outstanding shares of CXR-AJ to the Purchaser (the “Transaction”).  Mr. Oliva was the Company’s Chairman and Chief Executive Officer and President of CXR-AJ until his resignation on July 1, 2015.  The Transaction was approved unanimously by the Company’s Board of Directors.

Pursuant to the terms of the Purchase Agreement, the aggregate consideration payable in exchange for the stock of CXR-AJ was €1,135,318 (the “Purchase Price”), consisting of a cash payment of €685,318 at closing and Purchaser’s delivery of an unsecured promissory note in the principal amount of €450,000 (the “Note”), plus the assumption of certain debt and liabilities of CXR-AJ estimated to be €1,180,507 as of the closing.  The Purchase Price included an initial adjustment of €121,318 based on estimates of working capital and certain liabilities of CXR-AJ as of the closing date compared to target amounts, including a target working capital of €2,956,317.  The Purchase Price may be further adjusted based on a customary post-closing reconciliation of such estimates to actual amounts.

The Purchase Agreement contains customary representations and warranties, which will survive the closing of the Transaction for 12 months.  The Purchase Agreement also contains customary covenants and indemnification provisions, subject to a cap on indemnification claims of €200,000, which cap will be reduced by €50,000 upon the Company’s delivery of certain documentation relating to CXR-AJ’s ownership of its real property.

The Note bears interest at a rate equal to the Fed. U.S. prime rate plus 1.0% and is payable in 12 equal installments, commencing on March 25, 2016.  Purchaser has a right to set off payment under the Note against any post-closing adjustments that are not timely paid to Purchaser and indemnification claims conclusively determined to be payable under the Purchase Agreement, up to the indemnification cap.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, which are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Purchase Agreement and the Note is incorporated into this Item 2.01 by reference.

Item 8.01.	Other Events.

On February 18, 2016, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated February 18, 2016, by and among EMRISE Corporation, CXR Anderson Jacobson S.A.S. and Carmine T. and Georgeann Oliva.*
10.1	Promissory Note, dated February 18, 2016.
99.1	Press Release, dated February 18, 2016.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Dated: February 22, 2016	By:	/s/ Frank Russomanno
		Name:	Frank Russomanno
		Title:	Executive Director

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated February 18, 2016, by and among EMRISE Corporation, CXR Anderson Jacobson S.A.S. and Carmine T. and Georgeann Oliva.*
10.1	Promissory Note, dated February 18, 2016.
99.1	Press Release, dated February 18, 2016.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.